  As filed with the Securities and Exchange Commission on December 23, 1996
                                                     Registration No. 333-01683
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                       KASH N' KARRY FOOD STORES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

                                  95-4161591
                     (I.R.S. Employer Identification No.)

                               6422 HARNEY ROAD
                             TAMPA, FLORIDA 33610
            (Address of Principal Executive Offices and Zip Code)

                       KASH N' KARRY FOOD STORES, INC.
                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)

                             R. WILLIAM MCCANLESS
                           EXECUTIVE VICE PRESIDENT
                               6422 HARNEY ROAD
                             TAMPA, FLORIDA 33610
                                (813) 621-0200
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ----------------

                                   COPY TO:

                         RUSSELL W. PARKS, JR., P.C.
                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                  1333 NEW HAMPSHIRE AVENUE, N.W., SUITE 400
                            WASHINGTON, D.C. 20036
























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                        DEREGISTRATION OF COMMON STOCK

    Kash n' Karry Food Stores, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 33-01683, (the "Registration Statement"), on March 13, 1996, for the sale of 54,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company under the Company's 1995 Non-Employee Director Stock Option Plan (the "Plan"). This Post-Effective Amendment No. 1 is being filed to deregister all 54,000 shares of the Common Stock. The Plan has been terminated and all rights to purchase shares under the Plan have expired. This deregistration relates to the consummation on December 18, 1996 of a tender offer and merger whereby the Company became an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation.














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
                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on December 23, 1996.

                                  KASH N' KARRY FOOD STORES, INC.



                                  By: /s/ R. William McCanless
                                      ----------------------------------
                                      R. William McCanless
                                      Executive Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                              TITLE                          DATE
---------                    --------------------------         ------------------

/s/ Ronald E. Johnson        President, Chief Executive         December 23, 1996
-----------------------      Officer (Principal Executive
Ronald E. Johnson            Officer) and Chief Operating
                             Officer


/s/ Richard D. Coleman       Senior Vice Presidet, Chief        December 23, 1996
-----------------------      Financial Officer (Principal
Richard D. Coleman           Financial Officer) and
                             Secretary


/s/ Marvin W. Snow, Jr.      Vice President, Controller         December 23, 1996
-----------------------      (Principal Accounting Officer)
Marvin W. Snow, Jr.


/s/ Tom E. Smith             Chairman of the Board of           December 23, 1996
-----------------------      Directors
Tom E. Smith


/s/ Joseph C. Hall           Director                           December 23, 1996
-----------------------
Joseph C. Hall


/s/ R. William McCanless     Director                           December 23, 1996
-----------------------
R. William McCanless





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